Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

May 31, 2006

To: Coach Industries Group, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated March 9, 2006, relating to the consolidated financial statements of Coach Industries Group, Inc. and its subsidiaries and to the reference to our Firm under the caption “Interest of Named Experts and Counsel” appearing in the Prospectus.

JEWETT, SCHWARTZ, & ASSOCIATES

/s/ LAWRENCE H. WOLFE
For the Firm